EXHIBIT 99.3

NOTICE OF WITHDRAWAL

Of Tender of Any or All of the
6 3/4% Senior Subordinated Notes due 2015
of

KERZNER INTERNATIONAL LIMITED
KERZNER INTERNATIONAL NORTH AMERICA, INC.

Pursuant to the Prospectus dated                        , 2005

        This notice of withdrawal, or one substantially equivalent to this form, must be used to withdraw tenders of any of the Original Notes (as defined below) pursuant to the Issuers' (as defined below) offer (the "Exchange Offer") to exchange up to $400,000,000 aggregate principal amount of new 6 3/4% Senior Subordinated Notes due 2015 (the "New Notes") for a like principal amount of the Issuers' issued and outstanding 6 3/4% Senior Subordinated Notes due 2015 (the "Original Notes"), described in the prospectus dated                         , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus") of Kerzner International Limited, a company organized under the laws of the Commonwealth of The Bahamas ("Kerzner International") and Kerzner International North America, Inc., a Delaware corporation and a wholly owned subsidiary of Kerzner International (together with Kerzner International, the "Issuers"). Except as otherwise provided in the Prospectus, holders of any of the Original Notes may withdraw their tenders of Original Notes at any time prior to 5:00 p.m., New York City time, on                                    , 2005 or such later date and time to which the Exchange Offer may be extended (the "Expiration Date"). To withdraw a tender, a holder must deliver this notice of withdrawal, or one substantially equivalent to this form, by hand or by facsimile transmission or mail to The Bank of New York Trust Company, N.A. (the "Exchange Agent") prior to the Expiration Date. See "The Exchange Offer—Withdrawal of Tenders" in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK

By Registered or Certified Mail, Hand or by Overnight Courier:

The Bank of New York
Corporate Trust Operations
Reorganization Unit
101 Barclay Street—7 East
New York, New York 10286
Attn: Evangeline R. Gonzales

Facsimile Transmission Number:	Confirm by Telephone:
(212) 298-1915	(212) 815-3738

        DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF WITHDRAWAL VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID WITHDRAWAL. THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF WITHDRAWAL.

Ladies and Gentlemen:

        The undersigned hereby withdraws, upon the terms and subject to the conditions set forth in the Prospectus and the related letter of transmittal, the aggregate principal amount of Original Notes indicated below pursuant to the procedures for withdrawal set forth in the Prospectus under the caption "The Exchange Offer—Withdrawal of Tenders."

        The undersigned understands that no withdrawal of a tender of Original Notes may be made on or after the Expiration Date. The undersigned understands that for a withdrawal of a tender of Original Notes to be effective, a written notice of withdrawal that complies with the requirements of the Exchange Offer must be timely received by the Exchange Agent at one of its addresses specified on the cover of this Notice of Withdrawal prior to the Expiration Date.

Name of Person who Deposited the Original Notes to be Withdrawn:
(Please Print or Type)
Name in which the Original Notes to be Withdrawn are to be Registered, if Different from Depositor:
(Please Print or Type)
Signature(s):

Address(es):

Area Code(s) and Telephone Number(s):

If Original Notes were delivered by book-entry transfer
at DTC, insert Depository Account Number:

Date:

Total Principal Amount of the Original Notes to be Withdrawn:

Certificate Numbers(s)*	Principal Amount of Original 2009 Notes Withdrawn

*
Need not be completed if the Original Notes being withdrawn are in book-entry form.

        This Notice of Withdrawal must be signed by the depositor(s) of Original Notes in the same manner as the original signature on the letter of transmittal by which such Original Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such Original Notes into the name of the person withdrawing the tender. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name(s):

Title(s):

Signature(s):

Address(es):